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                                                                EXHIBIT 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Rexall Sundown, Inc. on Form S-8 (Registration Statement Nos. 33-66282,
33-96906 and 333-34684) of our report dated October 4, 1996, on our audits of the consolidated financial statements and financial statement schedule of Rexall Sundown, Inc. as of August 31, 1995 and 1996, and for each of the three years in the period ended August 31, 1996 appearing in the Form 10-K of Rexall Sundown, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.



COOPERS & LYBRAND L.L.P.

Fort Lauderdale, Florida
October 4, 1996